Exhibit 99.1
Kraton Corporation Announces Third Quarter 2018 Results
HOUSTON, October 24, 2018 /PRNewswire/ -- Kraton Corporation (NYSE: KRA), a leading global specialty chemicals company that manufactures styrenic block copolymers (“SBCs”), specialty polymers, and high-value performance products primarily derived from pine wood pulping co-products, announces financial results for the quarter ended September 30, 2018.
THIRD QUARTER 2018 SUMMARY

▪	Third quarter consolidated net income of $42.3 million compared to net loss of $4.0 million in the third quarter of 2017.

▪	Third quarter Adjusted EBITDA(1) of $98.7 million, down 18.9% compared to the third quarter of 2017.

▪	Polymer segment operating income of $44.9 million, up 139.7%, and Adjusted EBITDA(1) of $57.0 million, down 26.3% compared to $77.4 million in the third quarter of 2017.

▪	During the third quarter of 2017, favorable market dynamics contributed to notable sales volumes and margins.

▪
Third quarter 2018 results were impacted by unplanned, short-term facility outages at our Belpre, Ohio, and Berre, France, sites, and higher operating costs including logistics and transportation costs.

▪	Chemical segment operating income of $27.5 million, up 16.4%, and Adjusted EBITDA(1) of $41.6 million, down 6.0% compared to $44.3 million in the third quarter of 2017.

▪	The decrease in Adjusted EBITDA(1) was primarily attributable to higher operating costs, including planned maintenance activities and higher transportation and logistics costs.

▪	Unit margins increased, driven by higher pricing for TOFA, TOFA derivatives and other high value products.

▪	Through the first nine months of 2018, consolidated indebtedness reduced by $70.0 million and consolidated net debt (non-GAAP) reduced by $32.4 million.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In thousands, except percentages and per share amounts)
Revenue	$523,105	$510,947	$1,563,892	$1,494,392
Polymer segment operating income	$44,899	$18,731	$137,930	$98,339
Chemical segment operating income	$27,495	$23,623	$79,406	$66,614
Net income attributable to Kraton	$42,349	$(4,033)	$49,491	$27,941
Adjusted EBITDA (non-GAAP)(1)	$98,651	$121,687	$292,900	$288,738
Adjusted EBITDA margin (non-GAAP)(2)	18.9%	23.8%	18.7%	19.3%
Diluted earnings (loss) per share	$1.31	$(0.13)	$1.53	$0.88
Adjusted diluted earnings per share (non-GAAP)(1)	$1.02	$1.51	$2.49	$1.88
__________________________________________________

(1)	See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.

(2)	Defined as Adjusted EBITDA as a percentage of revenue.
“Our third quarter 2018 results reflect solid unit margin fundamentals in both our Polymer and our Chemical segments, indicative of the resiliency of our value-added product offerings and consistent execution of our price right market strategies. Moreover, while longer-term growth prospects remain on track to benefit from our commitment to sustainable, innovation-led growth, and cash-flow generation, third quarter Adjusted EBITDA was $98.7 million, down $23.0 million compared to the strong results we posted in the third quarter of 2017, primarily resulting from a $20.4 million decline in Adjusted EBITDA in our Polymer segment,” said Kevin M. Fogarty, Kraton’s President and Chief Executive Officer.
“Third quarter 2018 Adjusted EBITDA for the Polymer segment was $57.0 million, down from $77.4 million in the year-ago quarter. This decrease in Adjusted EBITDA resulted from four key drivers: modestly lower sales volume in our Performance Products business, lower unit margins in our Specialty Polymers business, unfavorable costs resulting from unplanned facility outages, and higher operating expenses, including transportation and logistics costs,” said Fogarty.

“Specifically with respect to lower sales volumes in our Performance Polymer business, this was primarily due to lower sales into paving applications outside of our core North American and European markets, and to a lesser extent, lower sales into adhesive applications. That being said, third quarter 2018 unit margins for our Performance Products business were on par with the year-ago quarter. Unit margins in our Specialty Polymers business, while consistent with our historical and longer-term sustainable planning levels, did not benefit from the favorable feedstock conditions and overall market dynamics we experienced in the third quarter of 2017,” added Fogarty.
“Third quarter results for our Chemical segment reflect modestly lower sales volumes compared to the third quarter of 2017 and improved unit margins that were associated with higher average pricing for TOFA, TOFA derivatives and other high value products. Third quarter 2018 Adjusted EBITDA of $41.6 million was down $2.7 million compared to the third quarter of 2017 primarily due to higher operating costs, including planned maintenance activities and higher logistics and transportation costs,” said Fogarty.
As previously disclosed, our Panama City refinery was unfortunately damaged by Hurricane Michael. Thankfully, our employees and their families were safe, although we have a number of families who have suffered substantial losses. Our thoughts are with our employees and everyone in the region as the recovery process continues, and we are working to provide assistance to our employees who are in need,” said Fogarty. “We do carry appropriate levels of property, casualty and business interruption insurance, and at this time we are still assessing the full impact of Hurricane Michael on our Panama City site. As such, at this time we cannot estimate when full operations at the plant will be restored,” Fogarty added.
“Our outlook for the balance of 2018 must be tempered by uncertainty around global demand fundamentals, the impact of tariffs and trade negotiations with China and other factors including ongoing inflation in logistics costs. In addition, we expect our fourth quarter results to reflect the impact of a post-turnaround delay of approximately three weeks in start-up at our Wesseling, Germany, plant associated with unusually low water levels on the Rhine River. In light of these factors, and given our third quarter results, we now expect our full year 2018 Adjusted EBITDA to be approximately $380 million, excluding any fourth quarter 2018 impact associated with the Panama City, Florida, outage,” Fogarty stated.

Polymer Segment

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In thousands, except percentages)
Performance Products	$179,684	$175,968	$506,151	$508,820
Specialty Polymers	$99,349	$94,313	$311,657	$285,712
CariflexTM	$41,818	$43,031	$130,319	$124,433
Other	114	847	59	1,260
Polymer Segment Revenue	$320,965	$314,159	$948,186	$920,225

Operating income	$44,899	$18,731	$137,930	$98,339
Adjusted EBITDA (non-GAAP) (1)	$57,008	$77,363	$170,469	$172,233
Adjusted EBITDA margin (non-GAAP)(2)	17.8%	24.6%	18.0%	18.7%
__________________________________________________

(1)	See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.

(2)	Defined as Adjusted EBITDA as a percentage of revenue.
Q3 2018 VERSUS Q3 2017 RESULTS
Revenue for the Polymer segment was $321.0 million for the three months ended September 30, 2018 compared to $314.2 million for the three months ended September 30, 2017. The increase was driven by higher average sales prices, offset by lower sales volumes. Sales volumes of 84.2 kilotons for the three months ended September 30, 2018 declined 8.3% compared to the record third quarter 2017 sales volumes of 91.9 kilotons. Performance Products volumes decreased 10.8%, Cariflex volumes decreased 4.6%, and Specialty Polymers volumes decreased 0.3%. The decline in Performance Products sales volumes is largely associated with lower sales in paving applications primarily outside of our core North American and European markets and lower sales into adhesive applications. The negative effect from changes in currency exchange rates between the periods was $2.8 million.
For the three months ended September 30, 2018, the Polymer segment generated Adjusted EBITDA (non-GAAP) of $57.0 million compared to $77.4 million for the three months ended September 30, 2017. The decline in Adjusted EBITDA was associated with lower sales volumes in Performance Products and lower unit margins in Specialty Polymers, which remain in line with our expectations, but below levels we experienced in the third quarter of 2017 which benefited from favorable raw material market dynamics. In addition, third quarter 2018 Adjusted EBITDA was impacted by unplanned, short-term facility outages and to a lesser extent higher operating costs, including logistics and transportation costs. The negative effect from changes in currency exchange rates between the periods was $1.4 million. See a reconciliation of GAAP operating income to non-GAAP Adjusted EBITDA below.

Chemical Segment

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In thousands, except percentages)
Adhesives	$73,781	$75,018	$220,907	$226,008
Performance Chemicals	118,193	108,361	355,947	310,244
Tires	10,166	13,409	38,852	37,915
Chemical Segment Revenue	$202,140	$196,788	$615,706	$574,167

Operating income	$27,495	$23,623	$79,406	$66,614
Adjusted EBITDA (non-GAAP) (1)	$41,643	$44,324	$122,431	$116,505
Adjusted EBITDA margin (non-GAAP)(2)	20.6%	22.5%	19.9%	20.3%
__________________________________________________

(1)	See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.

(2)	Defined as Adjusted EBITDA as a percentage of revenue.
Effective January 1, 2018, results for our Roads and Constructions product line have been consolidated into our Adhesives and Performance Chemicals product lines to better align customer portfolio and end usage. We have adjusted the presentations for the three and nine months ended September 30, 2017 to conform to the respective 2018 presentations.
Q3 2018 VERSUS Q3 2017 RESULTS
Revenue for the Chemical segment was $202.1 million for the three months ended September 30, 2018 compared to $196.8 million for the three months ended September 30, 2017. The increase in revenue is attributable to higher average sales prices, partially offset by a modest decrease in sales volumes. Sales volumes were 105.9 kilotons for the three months ended September 30, 2018, a decrease of 1.8 kilotons or 1.7%. The sales volumes decline was driven by a 2.9% decrease in Performance Chemicals, partially offset by an increase in Adhesives sales volumes of 1.8%. The negative effect from changes in currency exchange rates between the periods was $1.5 million.
For the three months ended September 30, 2018, the Chemical segment generated $41.6 million of Adjusted EBITDA (non-GAAP) compared to $44.3 million for the three months ended September 30, 2017. The decrease in Adjusted EBITDA was primarily driven by higher operating costs, including planned maintenance activities, logistics, and transportation costs. The higher costs were partially offset by improved unit margins in both Performance Chemicals and Tires. The negative effect from changes in currency exchange rates between the periods was $0.7 million. See a reconciliation of GAAP operating income to non-GAAP Adjusted EBITDA below.

CASH FLOW AND CAPITAL STRUCTURE
During the nine months ended September 30, 2018, consolidated net debt (total debt less cash) declined by $32.4 million compared to December 31, 2017.
Summary of principal amounts for indebtedness and a reconciliation of Kraton debt to Kraton net debt (non-GAAP) and consolidated net debt (non-GAAP):

	September 30, 2018	December 31, 2017
	(In thousands)
Kraton debt	$1,482,288	$1,525,351
Kraton cash	45,790	75,204
Kraton net debt	1,436,498	1,450,147

KFPC(1) debt	131,462	158,349
KFPC cash	5,718	13,848
KFPC net debt	125,744	144,501

Consolidated net debt	$1,562,242	$1,594,648
__________________________________________________

(1)	Kraton Formosa Polymers Corporation (KFPC) joint venture, located in Mailiao, Taiwan, which we own a 50% stake in and consolidate within our financial statements.
OUTLOOK
Our expectations for the fourth quarter of 2018 are tempered by our outlook for global demand fundamentals, including the impact of tariffs and ongoing trade negotiations with China. In addition, we expect headwinds associated with inflation in transportation and logistics costs to continue for the balance of the year. Our fourth quarter results will also reflect the impact of a production outage at our Wesseling, Germany, plant associated with unusually low water levels on the Rhine River, which are currently limiting our access to raw materials. While resolution of raw material access is ultimately a function of weather, we are working with our suppliers to arrange possible alternatives, and at this time we are anticipating that production in Wesseling may be curtailed by approximately three weeks.
As previously disclosed, our refinery in Panama City, Florida, was impacted by Hurricane Michael. We do carry appropriate levels of property, casualty, and business interruption insurance. However, at this time we cannot estimate a timeframe for the plant to resume full operations, nor can we estimate the costs associated with the outage or the timing associated with incurrence of costs relative to receipt of insurance proceeds.
In light of our third quarter results, and given near-term uncertainty associated with global demand fundamentals and other factors noted, we now expect our full year 2018 Adjusted EBITDA to be approximately $380 million. With regard to our 2018 debt reduction target, we now expect to reduce consolidated net debt (total debt less cash), by $50 to $60 million. Our expectation for 2018 Adjusted EBITDA and reduction in consolidated net debt excludes any fourth quarter 2018 impact associated with the Panama City, Florida, outage or any incremental impact related to our Wesseling outage, should startup be later than we currently estimate.
We have not reconciled Adjusted EBITDA guidance to net income (loss) because we do not provide guidance for net income (loss) or for items that we do not consider indicative of our on-going performance, including, but not limited to, transaction costs and production downtime, as certain of these items are out of our control and/or cannot be reasonably predicted. We have not reconciled consolidated net debt guidance to debt due to high variability and difficulty in making accurate forecasts and projections that are impacted by future decisions and actions. The actual amount of such reconciling items will have a significant impact if they were included in our Adjusted EBITDA and net debt. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding U.S. GAAP measures is not available without unreasonable effort.

USE OF NON-GAAP FINANCIAL MEASURES
This press release includes the use of both GAAP and non-GAAP financial measures. The non-GAAP financial measures are EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted Earnings per Share, Consolidated Net Debt Leverage Ratio, Consolidated Net Debt, and Net Debt. Tables included in this earnings release reconcile each of these non-GAAP financial measures with the most directly comparable U.S. GAAP financial measure. For additional information on the impact of the spread between the first-in, first-out (“FIFO”) basis of accounting and estimated current replacement cost (“ECRC”), see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
We consider these non-GAAP financial measures to be important supplemental measures of our performance and believe they are frequently used by investors, securities analysts, and other interested parties in the evaluation of our performance including period-to-period comparisons and/or that of other companies in our industry. Further, management uses these measures to evaluate operating performance, and our incentive compensation plan bases incentive compensation payments on our Adjusted EBITDA performance and attainment of net debt reduction, along with other factors. These non-GAAP financial measures have limitations as analytical tools and in some cases can vary substantially from other measures of our performance. You should not consider them in isolation, or as a substitute for analysis of our results under U.S. GAAP in the United States.
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin: For our consolidated results, EBITDA represents net income (loss) before interest, taxes, depreciation, and amortization. For each reporting segment, EBITDA represents operating income before depreciation and amortization, and earnings of unconsolidated joint ventures. Among other limitations EBITDA does not: reflect the significant interest expense on our debt or reflect the significant depreciation and amortization expense associated with our long-lived assets; and EBITDA included herein should not be used for purposes of assessing compliance or non-compliance with financial covenants under our debt agreements. The calculation of EBITDA in our debt agreements includes adjustments, such as extraordinary, non-recurring or one-time charges, proforma cost savings, certain non-cash items, turnaround costs, and other items included in the definition of EBITDA in the debt agreements. Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure. As an analytical tool, Adjusted EBITDA is subject to all the limitations applicable to EBITDA. We prepare Adjusted EBITDA by eliminating from EBITDA the impact of a number of items we do not consider indicative of our on-going performance, including the spread between FIFO and ECRC, but you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, due to volatility in raw material prices, Adjusted EBITDA may, and often does, vary substantially from EBITDA and other performance measures, including net income calculated in accordance with U.S. GAAP. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue (for each reporting segment or on a consolidated basis, if applicable). Because of these and other limitations, EBITDA and Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business.
Adjusted Diluted Earnings Per Share: We prepare Adjusted Diluted Earnings per Share by eliminating from Diluted Earnings (loss) per Share the impact of a number of non-recurring items we do not consider indicative of our on-going performance, including the spread between FIFO and ECRC.
Consolidated Net Debt and Net Debt: We define net debt for Kraton as total debt (excluding debt of KFPC) less cash and cash equivalents. We define consolidated net debt as Kraton net debt plus debt of KFPC less KFPC's cash and cash equivalents. Management uses net debt to determine our outstanding debt obligations that would not readily be satisfied by its cash and cash equivalents on hand. Management believes that using net debt is useful to investors in determining our leverage since we could choose to use cash and cash equivalents to retire debt. In addition, management believes that presenting Kraton's net debt excluding KFPC is useful because KFPC has its own capital structure.
Consolidated Net Debt Leverage Ratio: The consolidated net debt leverage ratio is defined as consolidated net debt as of the balance sheet date divided by Adjusted EBITDA for the twelve months then ended. Our use of this term may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

CONFERENCE CALL AND WEBCAST INFORMATION
Kraton has scheduled a conference call on Thursday, October 25, 2018 at 9:00 a.m. (Eastern Time) to discuss third quarter 2018 financial results. Kraton invites you to listen to the conference call, which will be broadcast live over the internet at www.kraton.com, by selecting the "Investor Relations" link at the top of the home page and then selecting "Events" from the Investor Relations menu on the Investor Relations page.
You may also listen to the conference call by telephone by contacting the conference call operator 5 to 10 minutes prior to the scheduled start time and asking for the "Kraton Conference Call – Passcode: Earnings Call." U.S./Canada dial-in 800-857-6511. International dial-in #: 210-839-8886.
For those unable to listen to the live call, a replay will be available beginning at approximately 11:00 a.m. (Eastern Time) on October 25, 2018 through 1:59 a.m. (Eastern Time) on November 5, 2018. To hear a replay of the call over the Internet, access Kraton's Website at www.kraton.com by selecting the "Investor Relations" link at the top of the home page and then selecting "Events" from the Investor Relations menu on the Investor Relations page. To hear a telephonic replay of the call, dial 866-516-0665 or 203-369-2029.
ABOUT KRATON CORPORATION
Kraton Corporation (NYSE: KRA) is a leading global specialty chemicals company that manufactures styrenic block copolymers (“SBCs”), specialty polymers, and high-value performance products primarily derived from pine wood pulping co-products. Kraton's polymers are used in a wide range of applications, including adhesives, coatings, consumer and personal care products, sealants and lubricants, and medical, packaging, automotive, paving and roofing applications. As the largest global provider in the pine chemicals industry, the company’s pine-based specialty products are sold into adhesives and tire markets, and it produces and sells a broad range of performance chemicals into markets that include fuel additives, oilfield chemicals, coatings, roads, construction, metalworking fluids and lubricants, inks, and mining. Kraton offers its products to a diverse customer base in numerous countries worldwide.
Kraton, the Kraton logo and design, and Cariflex are all trademarks of Kraton Polymers LLC or its affiliates.

FORWARD LOOKING STATEMENTS
Some of the statements and information in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release includes forward-looking statements that reflect our plans, beliefs, expectations, and current views with respect to, among other things, future events and financial performance. Forward-looking statements are often identified by words such as “outlook,” “believes,” “target,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans”, “on track”, or “anticipates,” or by discussions of strategy, plans or intentions, including, but not limited to our expectations with respect to full-year 2018 Adjusted EBITDA results, 2018 consolidated net debt reduction, and our growth prospects and the timing for start-up at our Wesseling, Germany, site as well our beliefs with respect to the impact of global demand fundamentals, tariffs and trade negotiations with China, inflation in logistics and transportation costs, the outage at our Panama City, Florida, site and the delay in post turn-around start-up at our Wesseling, Germany, site.
All forward-looking statements in this press release are made based on management's current expectations and estimates, which involve known and unknown risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. These risks and uncertainties are more fully described in our latest Annual Report on Form 10-K, including but not limited to “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein, and in our other filings with the Securities and Exchange Commission, and include, but are not limited to, risks related to: Kraton's ability to repay its indebtedness and risk associated with incurring additional indebtedness; Kraton's reliance on third parties for the provision of significant operating and other services; conditions in, and risk associated with operating in, the global economy and capital markets; fluctuations in raw material costs; natural disasters and weather conditions; limitations in the availability of raw materials; competition in Kraton's end-use markets; and other factors of which we are currently unaware or deem immaterial. In addition, to the extent any inconsistency or conflict exists between the information included in this report and the information included in our prior reports and other filings with the SEC, the information contained in this report updates and supersede such information. Readers are cautioned not to place undue reliance on our forward-looking statements. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update such information in light of new information or future events.

KRATON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$523,105	$510,947	$1,563,892	$1,494,392
Cost of goods sold	368,847	381,653	1,092,207	1,073,336
Gross profit	154,258	129,294	471,685	421,056
Operating expenses:
Research and development	10,597	10,212	31,868	30,096
Selling, general, and administrative	36,150	42,421	116,848	123,967
Depreciation and amortization	35,117	34,307	105,633	102,040
Operating income	72,394	42,354	217,336	164,953
Other expense	(740)	(846)	(2,960)	(2,517)
Loss on extinguishment of debt	—	(15,632)	(79,921)	(35,370)
Earnings of unconsolidated joint venture	100	125	357	370
Interest expense, net	(20,143)	(33,017)	(74,835)	(101,766)
Income (loss) before income taxes	51,611	(7,016)	59,977	25,670
Income tax benefit (expense)	(8,334)	2,165	(8,743)	(2,907)
Consolidated net income (loss)	43,277	(4,851)	51,234	22,763
Net (income) loss attributable to noncontrolling interest	(928)	818	(1,743)	5,178
Net income (loss) attributable to Kraton	$42,349	$(4,033)	$49,491	$27,941
Earnings (loss) per common share:
Basic	$1.33	$(0.13)	$1.55	$0.90
Diluted	$1.31	$(0.13)	$1.53	$0.88
Weighted average common shares outstanding:
Basic	31,459	30,625	31,381	30,548
Diluted	31,834	30,625	31,810	31,006

KRATON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)

	September 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$51,508	$89,052
Receivables, net of allowances of $918 and $824	253,105	196,683
Inventories of products, net	404,138	367,796
Inventories of materials and supplies, net	27,758	25,643
Prepaid expenses	12,167	13,963
Other current assets	31,383	36,615
Total current assets	780,059	729,752
Property, plant, and equipment, less accumulated depreciation of $579,651 and $526,759	931,629	958,723
Goodwill	773,373	774,319
Intangible assets, less accumulated amortization of $234,163 and $197,318	371,661	406,863
Investment in unconsolidated joint venture	12,082	12,380
Debt issuance costs	1,463	2,340
Deferred income taxes	5,175	8,462
Other long-term assets	37,602	39,688
Total assets	$2,913,044	$2,932,527
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$50,689	$42,647
Accounts payable-trade	167,241	169,265
Other payables and accruals	98,386	119,624
Due to related party	18,710	19,176
Total current liabilities	335,026	350,712
Long-term debt, net of current portion	1,527,322	1,574,881
Deferred income taxes	151,894	148,148
Other long-term liabilities	175,377	192,267
Total liabilities	2,189,619	2,266,008

Equity:
Kraton stockholders' equity:
Preferred stock, $0.01 par value; 100,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 500,000 shares authorized; 31,957 shares issued and outstanding at September 30, 2018; 31,605 shares issued and outstanding at December 31, 2017	320	316
Additional paid in capital	385,545	377,957
Retained earnings	403,104	356,503
Accumulated other comprehensive loss	(96,491)	(98,295)
Total Kraton stockholders' equity	692,478	636,481
Noncontrolling interest	30,947	30,038
Total equity	723,425	666,519
Total liabilities and equity	$2,913,044	$2,932,527

KRATON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$51,234	$22,763
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	105,633	102,040
Amortization of debt original issue discount	1,938	4,926
Amortization of debt issuance costs	4,571	6,309
Loss on disposal of property, plant, and equipment	363	61
Loss on extinguishment of debt	79,921	35,370
Earnings from unconsolidated joint venture, net of dividends received	188	67
Deferred income tax provision (benefit)	3,581	(3,526)
Share-based compensation	7,620	7,366
Decrease (increase) in:
Accounts receivable	(63,068)	(38,921)
Inventories of products, materials, and supplies	(47,393)	(19,126)
Other assets	8,065	(6,171)
Increase (decrease) in:
Accounts payable-trade	5,869	2,267
Other payables and accruals	(19,057)	26,851
Other long-term liabilities	(2,584)	(5,433)
Due to related party	(292)	606
Net cash provided by operating activities	136,589	135,449
CASH FLOWS FROM INVESTING ACTIVITIES
Kraton purchase of property, plant, and equipment	(66,047)	(71,595)
KFPC purchase of property, plant, and equipment	(1,592)	(11,790)
Purchase of software and other intangibles	(4,630)	(4,959)
Net cash used in investing activities	(72,269)	(88,344)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt	731,540	739,167
Repayments of debt	(796,863)	(837,012)
KFPC proceeds from debt	24,918	39,898
KFPC repayments of debt	(48,084)	(16,244)
Capital lease payments	(785)	(703)
Purchase of treasury stock	(6,051)	(2,297)
Proceeds from the exercise of stock options	3,133	2,954
Settlement of interest rate swap	2,584	(879)
Settlement of foreign currency hedges	—	(716)
Debt issuance costs	(11,113)	(13,929)
Net cash used in financing activities	(100,721)	(89,761)
Effect of exchange rate differences on cash	(1,143)	10,025
Net decrease in cash and cash equivalents	(37,544)	(32,631)
Cash and cash equivalents, beginning of period	89,052	121,749
Cash and cash equivalents, end of period	$51,508	$89,118

KRATON CORPORATION
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KRATON AND OPERATING INCOME TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended September 30, 2018			Three Months Ended September 30, 2017
	Polymer	Chemical	Total	Polymer	Chemical	Total
Net income (loss) attributable to Kraton			$42,349			$(4,033)
Net income (loss) attributable to noncontrolling interest			928			(818)
Consolidated net income (loss)			43,277			(4,851)
Add (deduct):
Income tax expense (benefit)			8,334			(2,165)
Interest expense, net			20,143			33,017
Earnings of unconsolidated joint venture			(100)			(125)
Loss on extinguishment of debt			—			15,632
Other expense			740			846
Operating income	$44,899	$27,495	$72,394	$18,731	$23,623	$42,354
Add (deduct):
Depreciation and amortization	17,554	17,563	35,117	17,342	16,965	34,307
Other income (expense)	(958)	218	(740)	(929)	83	(846)
Loss on extinguishment of debt	—	—	—	(15,632)	—	(15,632)
Earnings of unconsolidated joint venture	100	—	100	125	—	125
EBITDA	61,595	45,276	106,871	19,637	40,671	60,308
Add (deduct):
Transaction, acquisition related costs, restructuring, and other costs (a)	689	(177)	512	2,240	61	2,301
Loss on extinguishment of debt	—	—	—	15,632	—	15,632
Weather related costs (b)	—	—	—	760	1,320	2,080
KFPC startup costs (c)	—	—	—	2,424	—	2,424
Non-cash compensation expense	2,495	—	2,495	2,219	—	2,219
Spread between FIFO and ECRC	(7,771)	(3,456)	(11,227)	34,451	2,272	36,723
Adjusted EBITDA	$57,008	$41,643	$98,651	$77,363	$44,324	$121,687
__________________________________________________

(a)	Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges.

(b)	Costs related to Hurricane Harvey and Hurricane Irma.

(c)	Startup costs related to the joint venture company, KFPC.

	Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017
	Polymer	Chemical	Total	Polymer	Chemical	Total
Net income attributable to Kraton			$49,491			$27,941
Net income (loss) attributable to noncontrolling interest			1,743			(5,178)
Consolidated net income			51,234			22,763
Add (deduct):
Income tax expense			8,743			2,907
Interest expense, net			74,835			101,766
Earnings of unconsolidated joint venture			(357)			(370)
Loss on extinguishment of debt			79,921			35,370
Other expense			2,960			2,517
Operating income	$137,930	$79,406	$217,336	$98,339	$66,614	$164,953
Add (deduct):
Depreciation and amortization	52,914	52,719	105,633	50,439	51,601	102,040
Other income (expense)	(3,600)	640	(2,960)	(2,767)	250	(2,517)
Loss on extinguishment of debt	(79,921)	—	(79,921)	(35,370)	—	(35,370)
Earnings of unconsolidated joint venture	357	—	357	370	—	370
EBITDA	107,680	132,765	240,445	111,011	118,465	229,476
Add (deduct):
Transaction, acquisition related costs, restructuring, and other costs (a)	2,062	(963)	1,099	11,493	(509)	10,984
Loss on extinguishment of debt	79,921	—	79,921	35,370	—	35,370
Weather related costs (b)	—	—	—	760	1,320	2,080
KFPC startup costs (c)	897	—	897	9,664	—	9,664
Non-cash compensation expense	7,620	—	7,620	7,366	—	7,366
Spread between FIFO and ECRC	(27,711)	(9,371)	(37,082)	(3,431)	(2,771)	(6,202)
Adjusted EBITDA	$170,469	$122,431	$292,900	$172,233	$116,505	$288,738
__________________________________________________

(a)	Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges.

(b)	Costs related to Hurricane Harvey and Hurricane Irma.

(c)	Startup costs related to the joint venture company, KFPC.

KRATON CORPORATION
RECONCILIATION OF DILUTED EARNINGS (LOSS) PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Diluted Earnings (Loss) Per Share	$1.31	$(0.13)	$1.53	$0.88
Transaction, acquisition related costs, restructuring, and other costs (a)	0.02	0.05	0.03	0.25
Loss on extinguishment of debt	—	0.32	1.89	0.72
Weather related costs (b)	—	0.04	—	0.04
KFPC startup costs (c)	—	0.04	0.01	0.16
Spread between FIFO and ECRC	(0.31)	1.19	(0.97)	(0.17)
Adjusted Diluted Earnings Per Share (non-GAAP)	$1.02	$1.51	$2.49	$1.88
__________________________________________________

(a)	Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges.

(b)	Costs related to Hurricane Harvey and Hurricane Irma.

(c)	Startup costs related to the joint venture company, KFPC.

POLYMER RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT (d) (Unaudited) (In thousands)

	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
Gross profit	$90,202	$67,308	$281,407	$242,807

Add (deduct):
Restructuring and other charges (a)	—	1,028	—	6,528
Weather related costs (b)	—	760	—	760
KFPC startup costs (c)	—	2,341	—	7,662
Non-cash compensation expense	149	133	457	442
Spread between FIFO and ECRC	(7,771)	34,451	(27,711)	(3,431)
Adjusted gross profit (non-GAAP)	$82,580	$106,021	$254,153	$254,768

Sales volume (kilotons)	84.2	91.9	249.5	258.1
Adjusted gross profit per ton	$980	$1,154	$1,019	$987
__________________________________________________

(a)	Severance expenses and other restructuring related charges.

(b)	Costs related to Hurricane Harvey and Hurricane Irma.

(c)	Startup costs related to the joint venture company, KFPC.

(d)	Certain amounts reported in the prior periods have been reclassified to conform to the current reporting presentation.